Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 9, 2025, relating to the consolidated financial statements of Lifezone Metals Limited appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP
BDO LLP
London, United Kingdom
August 22, 2025